                                                                 EXHIBIT 5(f)

                             SUB-ADVISORY AGREEMENT

       AGREEMENT made this ____ day of __________, 199_, by and between A I M Advisors, Inc. ("AIM"), a Delaware corporation, and INVESCO Management & Research, Inc., a Massachusetts corporation (the "Sub-Adviser").

                              W I T N E S S E T H:

       WHEREAS, INVESCO ADVISOR FUNDS, INC. (the "Fund") is engaged in business as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") which is divided into various series (the "Shares"), and which may be divided into additional series, each representing an interest in a separate portfolio of investments; and

       WHEREAS, AIM and the Sub-Adviser are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

       WHEREAS, AIM has entered into an Investment Advisory Agreement with the Fund (the "AIM Investment Advisory Agreement"), pursuant to which AIM is required to provide investment and advisory services to the Fund's series, and, upon receipt of written approval of the Fund, is authorized to retain companies which are affiliated with AIM to provide such services; and

       WHEREAS, the Sub-Adviser is willing to provide investment advisory services to one of the Fund's series (the AIM Advisor MultiFlex Fund, hereinafter referred to as the "Series") on the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, AIM and the Sub-Adviser hereby agree as follows:

                                   ARTICLE I

                           DUTIES OF THE SUB-ADVISER

       AIM hereby employs the Sub-Adviser to act as investment adviser to the Series and to furnish the investment advisory services described below, subject to the broad supervision of AIM and the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Sub-Adviser hereby accepts such assignment and agrees during such period, at its own expense, to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Sub-Adviser shall for all purposes herein be deemed to be
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an independent contractor and, unless otherwise expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

       The Sub-Adviser hereby agrees to manage the investment operations of the Fund's Series, subject to the supervision of the Fund's directors (the "Directors") and AIM. Specifically, the Sub-Adviser agrees to perform the following services:

              (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund's Series, and to execute all purchases and sales of portfolios securities;

              (b) to maintain a continuous investment program for the Fund's Series, consistent with (i) the Series' investment policies as set forth in the Fund's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, and in any prospectus and/or statement of additional information of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

              (c) to determine what securities are to be purchased or sold for the Fund's Series, unless otherwise directed by the Directors of the Fund or AIM, and to execute transactions accordingly;

              (d) to provide to the Fund's Series the benefit of all of the investment analysis and research, the reviews of current economic conditions and of trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Sub-Adviser;

              (e) to determine what portion of the Fund's Series should be invested in the various types of securities authorized for purchase by the Series; and

              (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Series' securities shall be exercised.

       With respect to execution of transactions for the Fund's Series, the Sub-Adviser is authorized to employ such brokers or dealers as may, in the Sub-Adviser's best judgment, implement the policy of the Fund to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Sub-Adviser is authorized to consider the full range and quality of a broker's services which benefit the Fund, including but not limited to research and analytical capabilities, reliability of performance, sale of Fund shares, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Sub-Adviser effects securities transactions on behalf of the Fund may be used by the Sub-Adviser in servicing all of its accounts, and not all such services may be
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used by the Sub-Adviser in connection with the Fund. In the selection of a broker or dealer for execution of any negotiated transaction, the Sub-Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Sub-Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Fund of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Sub-Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Fund. Fund transactions may be effected through qualified broker-dealers who recommend the Fund to their clients, or who act as agent in the purchase of the Fund's shares for their clients. When a number of brokers and dealers can provide comparable best price and execution on a particular transaction, the Fund's adviser may consider the sale of Fund shares by a broker or dealer in selecting among qualified broker-dealers.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

       The Sub-Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement. Except to the extent expressly assumed by the Sub-Adviser herein and except to the extent required by law to be paid by the Sub-Adviser, AIM and/or the Fund shall pay all costs and expenses in connection with the operations of the Fund's Series.

                                  ARTICLE III

                        COMPENSATION OF THE SUB-ADVISER

       For the services rendered, the facilities furnished and expenses assumed by the Sub-Adviser, AIM shall pay to the Sub-Adviser a fee, computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the Fund's Series, as determined by a valuation made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Sub-Adviser shall be computed at the annual rate indicated in Schedule A hereto. During any period when the determination of the Series' net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Fund's Series as of the last business
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day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Sub-Adviser with respect to any assets of the Fund's Series which may be invested in any other investment company for which the Sub-Adviser serves as investment adviser or sub adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month. The Sub-Adviser shall be entitled to receive fees hereunder only for such periods as the AIM Investment Advisory Agreement remains in effect.

                                   ARTICLE IV

                         ACTIVITIES OF THE SUB-ADVISER

       The services of the Sub-Adviser to the Series are not to be deemed to be exclusive, the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser (for purposes of this Article IV referred to as "affiliates") being free to render services to others. It is understood that directors, officers, employees and shareholders of the Fund are or may become interested in the Sub-Adviser and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Sub-Adviser, AIM and their affiliates are or may become interested in the Fund as directors, officers and employees.

                                   ARTICLE V

                      AVOIDANCE OF INCONSISTENT POSITIONS
                      AND COMPLIANCE WITH APPLICABLE LAWS

       In connection with purchases or sales of securities for the investment portfolio of the Fund's Series, neither the Sub-Adviser nor any of its directors, officers or employees will either act as a principal or agent for any party other than the Fund's Series or receive any commissions. The Sub-Adviser will comply with all applicable laws in acting hereunder including, without limitation, the Investment Company Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS AGREEMENT

       This Agreement having been approved by a majority of the outstanding voting securities of the Series, shall become effective as of the date so written above, and shall remain in force for an initial term of two years from the date of execution, and from year to year thereafter until its termination in accordance with this Article VI, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund's Series, and (ii) a majority of those Directors who are
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not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated at any time, without the payment of any penalty, by AIM, the Fund by vote of the Directors of the Fund, or by vote of a majority of the outstanding voting securities of the Fund's Series, or by the Sub-Adviser. A termination by AIM or the Sub-Adviser shall require sixty days' written notice to the other party and to the Fund, and a termination by the Fund shall require such notice to each of the parties. This Agreement shall automatically terminate in the event of its assignment to the extent required by the Investment Company Act and the Rules thereunder.

       The Sub-Adviser agrees to furnish to the Directors of the Fund such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

       Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Article III hereof earned prior to such termination.

                                  ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

       No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Sub-Adviser and AIM. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment and (2) the vote of a majority of the outstanding voting securities of any of the Fund's Series as to which such amendment is applicable (other than an amendment which can be effective without shareholder approval under applicable law).

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

       In interpreting the provisions of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.
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                                   ARTICLE IX

                                 GOVERNING LAW

       This Agreement shall be construed in accordance with the laws of the State of Texas and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Texas, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.
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                                   ARTICLE X

                                 MISCELLANEOUS

       Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

       Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

       Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.




                                                A I M ADVISORS, INC.



                                                By:
                                                   -----------------------------
                                                            President

ATTEST:


--------------------------------
              Secretary

                                                INVESCO MANAGEMENT &
                                                  RESEARCH, INC.



                                                By:
                                                   -----------------------------
                                                            President

ATTEST:


--------------------------------
              Secretary
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                                   SCHEDULE A
                                       TO
                           IMR SUB-ADVISORY AGREEMENT


       Pursuant to Article III of the Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Management & Research, Inc. ("IMR"), fees payable thereunder to the IMR shall be calculated by applying the following annual rates to the average daily net assets of the indicated Series:

                   SERIES                        ANNUAL FEE RATE
                   ------                        ---------------
       AIM Advisor MultiFlex Fund         0.35% of assets to $500 million;
                                          0.25% of assets in excess of $500
                                          million